UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2022 (January 24, 2022)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr.
Jan Smuts Avenue and Bolton Road
 Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	UEPS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

As previously announced, on October 31, 2021, Net 1 UEPS Technologies, Inc. ("Net1"), entered into a Sale of Shares Agreement (the "Sale Agreement") with Net1 Applied Technologies South Africa Proprietary Limited ("Net1 SA"), the Sellers (as defined in the Sale Agreement), Cash Connect Management Solutions Proprietary Limited ("CCMS"), Ovobix (RF) Proprietary Limited ("Ovobix"), Luxanio 227 Proprietary Limited ("Luxanio") and K2021477132 (South Africa) Proprietary Limited ("K2021" and together with CCMS, Ovobix and Luxanio, the "Target Companies"). The closing of the transaction is subject to the entry into definitive agreements by Net1 SA for an aggregate of ZAR 2.35 billion in debt financing to be provided by FirstRand Bank Limited (acting through its Rand Merchant Bank division) ("RMB" or the "Lenders") and satisfying the conditions precedent for funding thereunder, of which ZAR 1.1 billion relates to the financing agreements described below and ZAR 1.25 billion related to finance agreements signed between CCMS and RMB.

On January 24, 2022, the USD/ZAR exchange rate was $1: ZAR 15.27.

Fourth Amendment and Restatement Agreement

On January 24, 2022, Net1, through Net1 SA, entered into a Fourth Amendment and Restatement Agreement, which includes, among other agreements, an Amended and Restated Common Terms Agreement, a Senior Facility G Agreement and a Senior Facility H Agreement (collectively, the "Loan Documents") with RMB and Main Street 1692 (RF) Proprietary Limited ("Debt Guarantor"), a South African company incorporated for the sole purpose of holding collateral for the benefit of the Lenders and acting as debt guarantor, and certain other parties. Net1 agreed to guarantee the obligations of Net1 SA to the Lenders. The Loan Documents will become effective upon closing the transaction to acquire the Target Companies.

The Loan Documents contain customary covenants that require Net1 SA to maintain a specified total asset cover ratio, maintain group cash balances (as defined in the Loan Documents) above ZAR 300.0 million, and restrict the ability of Net1, Net1 SA, and certain of its subsidiaries to make certain distributions with respect to their capital stock, prepay other debt, encumber their assets, incur additional indebtedness, make investment above specified levels, engage in certain business combinations and engage in other corporate activities.

Senior Facility G Agreement

Pursuant to the Senior Facility G Agreement, Net1 SA may borrow up to an aggregate of ZAR 750.0 million ("Facility G") for the sole purposes of funding the acquisition of the Target Companies and paying transaction costs.

Facility G is required to be repaid on the date which is 18 months after the first utilization of Facility G.

Interest on Facility G is payable quarterly in arrears based on the 3-month Johannesburg Interbank Agreed Rate ("JIBAR") in effect from time to time plus a margin of (i) 3.00% per annum for the first nine months occurring after the effective date (as defined in the Loan Documents); and then (ii) from the date after the nine month period in (i), (x) 2.50% per annum if the Facility G balance outstanding is less than or equal to ZAR 250.0 million, or (y) 3.00% per annum if the Facility G balance is between ZAR 250.0 million to ZAR 450.0 million, or (z) 3.50% per annum if the Facility G balance is greater than ZAR 450.0 million. The JIBAR rate was 3.89% on January 24, 2022.

Net1 SA will pay a non-refundable deal origination fee of ZAR 11.25 million to the Lenders related to Facility G.

Senior Facility H Agreement

Pursuant to the Senior Facility H Agreement ("Facility H Agreement"), Net1 SA may borrow up to an aggregate of ZAR 350.0 million ("Facility H") for the sole purposes of funding the acquisition of the Target Companies and paying transaction costs.

Facility H is required to be repaid on the date which is 18 months after the first utilization of Facility H.

Interest on Facility H is payable quarterly in arrears based on JIBAR in effect from time to time plus a margin of 2.00% per annum and increase by a further 2.00% per annum in the event of default (as defined in the Loan Documents).

The Facility H Agreement provides the Lenders with a right to discuss the capitalization of the Net1 group with its management and Value Capital Partners Proprietary Limited ("VCP") if Net1's market capitalization on the NASDAQ Stock Market (based on the closing price on the NASDAQ Stock Market) on any day falls below the USD equivalent of ZAR 3.250 billion.

VCP is required to maintain an asset cover ratio above 5.00:1.00, calculated as the total VCP investment fund net asset value (as defined in the Facility H agreement) divided by the Facility H borrowings outstanding, measured as of March, June, September and December each year (as applicable) (each a "Measurement Date"). The Lenders require Net1 SA to deliver a compliance certificate procured from VCP as of each applicable Measurement Date, which shows the computation of the asset cover ratio.

Net1 SA will pay a non-refundable deal origination fee of ZAR 5.25 million to the Lenders related to Facility H.

The foregoing description of the Loan Documents does not purport to be complete and are qualified in their entirety by reference to the full text thereof, copies of which are attached hereto as Exhibits 10.1 through 10.3 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
10.1	Fourth Amendment and Restatement Agreement, dated January 24, 2022, between Net1 Applied Technologies South Africa Proprietary Limited (as borrower), with Net 1 UEPS Technologies, Inc. Holdco), arranged by FirstRand Bank Limited (acting through its Rand Merchant Bank division) (the Arranger), and FirstRand Bank Limited (acting through its Rand Merchant Bank division) (as Original Senior Lender), with FirstRand Bank Limited (acting through its Rand Merchant Bank division) (as facility agent), and Main Street 1692 (RF) Proprietary Limited (as Debt Guarantor)
10.2	Senior Facility G Agreement, dated January 24, 2022, R750,000,000 Senior Term Facility Agreement for Net1 Applied Technologies South Africa Proprietary Limited (as borrower), provided by FirstRand Bank Limited (acting through its Rand Merchant Bank division) (as lender), with FirstRand Bank Limited (acting through its Rand Merchant Bank division) (as facility agent)
10.3	Senior Facility H Agreement, dated January 24, 2022, R350,000,000 Senior Term Facility Agreement for Net1 Applied Technologies South Africa Proprietary Limited (as borrower), provided by FirstRand Bank Limited (acting through its Rand Merchant Bank division) (as lender), with FirstRand Bank Limited (acting through its Rand Merchant Bank division) (as facility agent)
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: January 28, 2022	By:	/s/ Christopher G.B. Meyer
	Name:	Christopher G.B. Meyer
	Title:	Group Chief Executive Officer